Exhibit 8.1

January 10, 2013

Calumet Specialty Products Partners, L.P.
2780 Waterfront Pkwy E. Drive, Suite 200
Indianapolis, Indiana 46214

RE:    Calumet Specialty Products Partners, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Calumet Specialty Products Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated January 8, 2013 (the “Prospectus Supplement”) and the Prospectus dated November 22, 2010 (the “Prospectus”), forming part of the Registration Statement on Form S-3, No. 333-170390 (the “Registration Statement”).

This opinion is based on the facts and assumptions disclosed in the Registration Statement, and is conditioned upon representations made by the Partnership confirming the accuracy of such facts and assumptions through a certificate of an officer of the Partnership (the “Officer’s Certificate”).

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” as updated by the discussion in the Prospectus Supplement under the caption “Tax Considerations,” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.
No opinion is expressed as to any matter not discussed in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences” or in the Prospectus Supplement under the caption “Tax Considerations.” We are opining herein only as to the federal income tax matters described above, and we

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300 Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

Exhibit 8.1

express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus and the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300 Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com